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                            STOCK PURCHASE AGREEMENT


                          Dated as of January 10, 1996


                                  By and Among


                               OSI HOLDINGS CORP.,


                       OUTSOURCING SOLUTIONS INCORPORATED,


                         THE CONTINENTAL ALLIANCE, INC.


                                       and


                                PETER C. ROSVALL


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                                TABLE OF CONTENTS

                                                                    Page

ARTICLE I        DEFINITIONS..........................................3

ARTICLE II       PURCHASE OF STOCK....................................9
    ss.2.1       Purchase of Stock....................................9
    ss.2.2       Price................................................9
    ss.2.3       Working Capital Adjustment......................... 10
    ss.2.4       Adjustments to Closing Payments.................... 14
    ss.2.5       Closing............................................ 15

ARTICLE III      REPRESENTATIONS OF CONTINENTAL..................... 15
    ss.3.        Representations of Continental..................... 15
    ss.3.1       Existence and Good Standing........................ 15
    ss.3.2       Capital Stock...................................... 16
    ss.3.3       Authorization and Validity of this
                    Agreement; the Merger Agreements................ 17
    ss.3.4       Subsidiaries and Investments....................... 21
    ss.3.5       Financial Statements; No Material
                    Changes......................................... 21
    ss.3.6       Books and Records.................................. 22
    ss.3.7       Title to Properties; Encumbrances.................. 23
    ss.3.8       Real Property...................................... 24
    ss.3.9       Intellectual Property.............................. 24
    ss.3.10      Leases............................................. 24
    ss.3.11      Material Contracts................................. 25
    ss.3.12      Consents and Approvals; No Violations.............. 26
    ss.3.13      Litigation......................................... 27
    ss.3.14      Taxes.............................................. 28
    ss.3.15      Liabilities........................................ 31
    ss.3.16      Insurance.......................................... 32
    ss.3.17      Compliance with Laws............................... 32
    ss.3.18      Employment Relations............................... 33
    ss.3.19      Employee Benefit Plans............................. 33
    ss.3.20      Interests in Customers, Suppliers, etc............. 40
    ss.3.21      Environmental Laws and Regulations................. 41
    ss.3.22      Bank Accounts, Powers of Attorney.................. 43
    ss.3.23      Compensation of Employees.......................... 44
    ss.3.24      Conduct of Business................................ 44
    ss.3.25      Customer Relations................................. 44
    ss.3.26      Condition of Assets................................ 45
    ss.3.27      Broker's or Finder's Fees.......................... 45

ARTICLE IV       REPRESENTATIONS OF THE SELLER...................... 45
    ss.4.        Representations of the Seller...................... 45


                                       (i)

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                                                                    Page

    ss.4.1       Ownership of Stock................................. 45
    ss.4.2       Authorization and Validity of Agreement............ 46
    ss.4.3       Restrictive Documents.............................. 47
    ss.4.4       Broker's or Finder's Fees.......................... 47

ARTICLE V        REPRESENTATIONS OF THE PURCHASERS.................. 47
    ss.5.        Representations of the Purchasers.................. 47
    ss.5.1       Existence and Good Standing; Power and
                    Authority....................................... 47
    ss.5.2       Restrictive Documents.............................. 50
    ss.5.3       Purchase for Investment............................ 50
    ss.5.4       Capital Stock...................................... 50
    ss.5.5       Capitalization..................................... 51
    ss.5.6       Broker's or Finder's Fees.......................... 52
    ss.5.7       Financial Statements; No Material
                    Changes......................................... 52
    ss.5.8       Title to Properties; Encumbrances.................. 53
    ss.5.9       Consents and Approvals; No Violations.............. 54
    ss.5.10      Litigation......................................... 55
    ss.5.11      Compliance with Laws............................... 56
    ss.5.12      Financing Commitment............................... 56

ARTICLE VI       TRANSACTIONS PRIOR TO THE CLOSING DATE;
                    OTHER AGREEMENTS................................ 56
    ss.6.1       Conduct of Business of Continental................. 56
    ss.6.2       Exclusive Dealing.................................. 58
    ss.6.3       Review of Continental.............................. 59
    ss.6.4       Reasonable Efforts................................. 60
    ss.6.5       Collection of Certain Receivables.................. 61

ARTICLE VII      CONDITIONS TO SOLUTION'S OBLIGATIONS............... 61
    ss.7.        Conditions to Solution's Obligations............... 61
    ss.7.1       Opinions of Counsel................................ 61
    ss.7.2       Good Standing and Other Certificates............... 61
    ss.7.3       No Material Adverse Change......................... 62
    ss.7.4       Truth of Representations and Warranties............ 62
    ss.7.5       Performance of Agreements.......................... 63
    ss.7.6       No Litigation Threatened........................... 63
    ss.7.7       Third Party Consents; Governmental
                    Approvals....................................... 63
    ss.7.8       Repayment of Indebtedness to Third
                    Parties; Termination of Security
                    Interests....................................... 64
    ss.7.9       Resignations....................................... 64
    ss.7.10      Financing.......................................... 64
    ss.7.11      Employment Arrangement............................. 64


                                      (ii)

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                                                                    Page

    ss.7.12      Non-Competition Agreements......................... 65
    ss.7.13      Stockholders Agreement............................. 65
    ss.7.14      Related Merger Agreements.......................... 65
    ss.7.15      FIRPTA............................................. 65

ARTICLE VIII     CONDITIONS TO CONTINENTAL'S AND THE
                    SELLER'S OBLIGATIONS............................ 65
    ss.8.        Conditions to Continental's and the
                    Seller's Obligations............................ 65
    ss.8.1       Opinions of Purchasers' Counsel.................... 65
    ss.8.2       Truth of Representations and Warranties............ 66
    ss.8.3       Third Party Consents; Governmental
                    Approvals....................................... 66
    ss.8.4       Performance of Agreements.......................... 66
    ss.8.5       No Litigation Threatened........................... 67
    ss.8.6       Employment Arrangements............................ 67
    ss.8.7       Stockholders Agreement............................. 67

ARTICLE IX       TAX MATTERS........................................ 68
    ss.9.1       Tax Returns........................................ 68
    ss.9.2       Controversies...................................... 69
    ss.9.3       Transfer Taxes; Certain State Taxes................ 72
    ss.9.4       Amended Returns.................................... 72
    ss.9.5       Non-foreign Person Affidavit....................... 72
    ss.9.6       Indemnification.................................... 73
    ss.9.7       Section 338 Election............................... 74
    ss.9.8       Valuation and Allocation........................... 75

ARTICLE X        SURVIVAL OF REPRESENTATIONS;
                    INDEMNIFICATION................................. 76
    ss.10.1      Survival of Representations........................ 76
    ss.10.2      Indemnification.................................... 76
    ss.10.3      Indemnification Procedure.......................... 80

ARTICLE XI       TERMINATION........................................ 83
    ss.11.1      Termination........................................ 83
    ss.11.2      Effect of Termination.............................. 84

ARTICLE XII      MISCELLANEOUS...................................... 85
    ss.12.1      Knowledge of the Companies......................... 85
    ss.12.2      Expenses........................................... 85
    ss.12.3      Governing Law...................................... 86
    ss.12.4      Captions........................................... 86
    ss.12.5      Publicity.......................................... 86
    ss.12.6      Notices............................................ 86
    ss.12.7      Parties in Interest................................ 87


                                      (iii)

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                                                                    Page

    ss.12.8      Counterparts....................................... 88
    ss.12.9      Entire Agreement................................... 88
    ss.12.10     Amendments......................................... 88
    ss.12.11     Severability....................................... 88
    ss.12.12     Third Party Beneficiaries.......................... 88
    ss.12.13     Arbitration........................................ 89

EXHIBITS

Exhibit A        Form of Seller Note
Exhibit B        Form of Opinion of Perkins Coie
Exhibit C        Form of Peter C. Rosvall Employment Agreement
Exhibit D        Form of Peter C. Rosvall Non-competition
                    Agreement
Exhibit E        Form of Opinion of White & Case
Exhibit F        Form of Non-foreign Person Affidavit
Exhibit G        Fair Market Value of Certain Assets

SCHEDULES

Schedule 3.1     Existence and Good Standing
Schedule 3.5     Financial Statements
Schedule 3.7     Title to Properties, Encumbrances
Schedule 3.8     Real Property
Schedule 3.9     Licenses; Intellectual Property
Schedule 3.10    Leases
Schedule 3.11    Material Contracts
Schedule 3.12    Consents and Approvals
Schedule 3.13    Litigation
Schedule 3.14    Tax Matters
Schedule 3.15    Liabilities
Schedule 3.16    Insurance
Schedule 3.17    Compliance with Laws
Schedule 3.18    Employment Relations
Schedule 3.19    Employee Benefits
Schedule 3.20    Interest in Customers, Suppliers, etc.
Schedule 3.21    Environmental Matters
Schedule 3.22    Bank Accounts, Powers of Attorney
Schedule 3.24    Conduct of Business
Schedule 5.5     Capitalization of Holdings
Schedule 5.8     Title to Properties, Encumbrances
Schedule 5.9     Consents and Approvals
Schedule 5.10    Litigation
Schedule 6.1     Conduct of Business until Closing
Schedule 6.5     Receivables


                                      (iv)

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Schedule 7.7     Third Party Consents; Government Approvals
Schedule 7.8     Indebtedness


                                       (v)

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT (this "Agreement") dated as of January 10, 1996 by and among OSI HOLDINGS CORP., a Delaware corporation ("Holdings"), OUTSOURCING SOLUTIONS INCORPORATED, a Delaware corporation ("Solutions") (each of Holdings and Solutions, a "Purchaser", and collectively, the "Purchasers"), THE CONTINENTAL ALLIANCE, INC., doing business as Continental Credit Services, a Washington corporation ("Continental") and PETER C. ROSVALL (the "Seller").

                              W I T N E S S E T H :

     WHEREAS, the Seller owns 3,466.66 shares of common stock of Continental (collectively the "Stock"), such shares of the Seller being all of the outstanding shares of the capital stock of Continental;

     WHEREAS, the Seller desires to sell, and Solutions desire to purchase, the Stock pursuant to this Agreement; and

     WHEREAS, it is the intention of the parties hereto that, upon consummation of the purchase and sale of the Stock pursuant to this Agreement, Solutions shall collectively own all of the outstanding shares of capital stock of Continental;

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     WHEREAS, pursuant to an Agreement and Plan of Merger (the "Alaska Merger
Agreement"), dated as of the date hereof, by and among Alaska Financial Services, Inc. ("AFSI"), Holdings and OSI Alaska Acquisition Corp. ("OSI Alaska"), OSI Alaska shall be merged with and into AFSI contemporaneously with the purchase and sale of Stock contemplated by this Agreement;

     WHEREAS, pursuant to an Agreement and Plan of Merger (the "Southwest Merger Agreement"), dated as of the date hereof, by and among Southwest Credit Services, Inc. ("SFSI"), Holdings and OSI Southwest Acquisition Corp. ("OSI Southwest"), OSI Southwest shall be merged with and into SFSI contemporaneously with the purchase and sale of Stock contemplated by this Agreement;

     WHEREAS, pursuant to an Agreement and Plan of Merger (the "Central Merger Agreement") (each of the Alaska Merger Agreement, the Southwest Merger Agreement and the Central Merger Agreement, a "Merger Agreement, and collectively, the "Merger Agreements"), dated as of the date hereof, by and among Central Credit Services, Inc. ("CCSI") (each of Continental, AFSI, SFSI and CCSI, a "Company", and collectively, the "Companies"), Holdings and OSI Central Acquisition Corp. ("OSI Central"), OSI Central shall be merged with and into CCSI contemporaneously with the purchase and sale of Stock contemplated by this Agreement;

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     NOW, THEREFORE, IT IS AGREED:

                                    ARTICLE I

                                   DEFINITIONS

     ss.1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

     "AFSI" shall have the meaning specified in the preamble to this Agreement.

     "Agreement" shall mean this Agreement, as amended, modified or supplemented from time to time.

     "Alaska Merger Agreement" shall have the meaning specified in the preamble to this Agreement.

     "Arbitrator" shall have the meaning specified in Section 12.13.

     "Audited Statements" shall have the meaning specified in Section 3.5.

     "Balance Sheet" shall have the meaning specified in Section 3.5.

     "Balance Sheet Date" shall have the meaning specified in Section 3.5.

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     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks located in New York, New York or Seattle, Washington shall be authorized or required by law or executive order to close.

     "CCSI" shall have the meaning specified in the preamble to this Agreement.

     "Central Merger Agreement" shall have the meaning specified in the preamble to this Agreement.

     "Claim" shall have the meaning specified in Section 10.3

     "Closing" shall have the meaning specified in Section 2.5.

     "Closing Date" shall have the meaning specified in Section 2.5.

     "Closing Net Working Capital Amount" shall have the meaning specified in
Section 2.3.

     "Closing Net Working Capital Statement" shall have the meaning specified in
Section 2.3.

     "Code" shall have the meaning specified in Section 3.14.

     "Common Stock" shall mean the common stock of

     Continental, par value $1.00 per share.

     "Company" shall have the meaning specified in the preamble to this Agreement.

     "Company Property" shall have the meaning specified in Section 3.21.

     "Compiled Statements" shall have the meaning specified in Section 3.5(a).

     "Confidentiality Agreement" shall have the meaning specified in Section
6.3.

     "Continental" shall have the meaning specified in the preamble to this Agreement.

     "Damages" shall have the meaning specified in Section 10.2.

     "Employee Benefit Plans" shall have the meaning specified in Section 3.19.

     "Encumbrances" shall have the meaning specified in Section 3.7.

     "Environmental Claims" shall have the meaning specified in Section 3.21.

     "ERISA" shall have the meaning specified in Section 3.19.

     "Environmental Law" shall have the meaning specified in Section 3.21.

     "GAAP" shall have the meaning specified in Section 3.5.

     "Hazardous Materials" shall have the meaning specified in Section 3.21.

     "Holdings" shall have the meaning specified in the preamble to this Agreement.

     "Holdings Balance Sheet" shall have the meaning specified in Section 5.7.

     "Income Taxes" shall mean all income, profits and gains Taxes and all franchise or other Taxes calculated by or with reference to income, and all withholding required with respect to the foregoing Taxes.

     "Indemnified Party" shall have the meaning specified in Section 10.3.

     "Indemnifying Party" shall have the meaning specified in Section 10.3.

     "Intellectual Property" shall have the meaning specified in Section 3.9.

     "MADSP" shall have the meaning specified in Section 9.8.

     "Material Adverse Effect" shall have the meaning specified in Section 3.1.

     "Merger Agreement" shall have the meaning specified in the preamble to this Agreement.

     "Notice of Objection" shall have the meaning specified in Section 2.3.

     "OSI Alaska" shall have the meaning specified in the preamble to this Agreement.

     "OSI Central" shall have the meaning specified in the preamble to this Agreement.

     "OSI Southwest" shall have the meaning specified in the preamble to this Agreement.

     "Overlap Period" shall have the meaning specified in Section 9.2.

     "Permitted Encumbrances" shall have the meaning specified in Section 3.7.

     "Person" shall have the meaning specified in Section 3.11.

     "Pre-Closing Period" shall have the meaning specified in Section 3.14.

     "Purchase Price" shall have the meaning specified in Section 2.2.

     "Purchasers" shall have the meaning specified in the preamble to this Agreement.

     "Returns" shall have the meaning specified in Section 3.14.

     "Seller" shall have the meaning specified in the preamble to this Agreement.

     "Seller Note" shall have the meaning specified in Section 2.2.

     "Seller's Representative" shall have the meaning specified in Section 9.2.

     "SFSI" shall have the meaning specified in the preamble to this Agreement.

     "Solutions" shall have the meaning specified in the preamble in this Agreement.

     "Southwest Merger Agreement" shall have the meaning specified in the preamble to this Agreement.

     "Stock" shall have the meaning specified in the preamble to this Agreement.

     "Stockholders Agreement" shall have the meaning specified in Section 5.5.

     "Tax Matter" shall have the meaning specified in Section 9.2.

     "Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

     "Working Capital Arbitrator" shall have the meaning specified in Section
2.3.

     "Working Capital Assets" shall have the meaning specified in Section 2.3.

     "Working Capital Liabilities" shall have the meaning specified in Section 2.3.

                                   ARTICLE II

                                PURCHASE OF STOCK

     ss.2.1 Purchase of Stock. Subject to the terms and conditions set forth in this Agreement, Solutions agrees to purchase from the Seller on the Closing Date and the Seller agrees to sell, assign, transfer and deliver to Solutions on the Closing Date, the shares of Stock so owned by the Seller. The certificates representing the Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by the Seller transferring the same to Solutions with all necessary transfer tax and other revenue stamps affixed and cancelled. The Seller agrees to cure any deficiencies with respect to the endorsement of the certificates representing the Stock owned by the Seller or with respect to the stock power accompanying any such certificates.

     ss.2.2 Price. In full consideration for the sale by the Seller of the Stock to Solutions, Solutions shall deliver to the Seller the following (the "Purchase Price") (subject to adjustment pursuant to Section 2.4):

     (a) $10,000,000 by wire transfer of immediately available funds to the account specified by the Seller at least two business days prior to the Closing, and

     (b) a 10% unsecured subordinated promissory note of Solutions in an aggregate principal amount equal to $3,000,000 due July 10, 2001, substantially in the form attached hereto as Exhibit A (the "Seller Note").

     ss.2.3 Working Capital Adjustment. (a) Closing Working Capital Statement.
(i) As soon as practicable (and in no event later than ninety (90) days after the Closing), the Purchasers shall prepare and deliver to the Seller a proposed closing net working capital statement of the Companies on a combined basis as of the Closing (the "Closing Net Working Capital Statement"). The Closing Net Working Capital Statement will reflect the Working Capital Assets, the Working Capital Liabilities and the Closing Net Working Capital Amount immediately prior to the Closing and will be prepared on a basis consistent with the preparation of the Balance Sheet. For purposes hereof, "Working Capital Assets" shall mean the current assets of the Companies less (i) accounts receivable from related parties and (ii) loans secured by real estate, on a combined basis determined in accordance with GAAP and in a manner consistent with the policies and principles used in connection with the preparation of the Balance Sheet; "Working Capital Liabilities" shall mean the current liabilities of the Companies less (i) accounts payable to related parties, (ii) notes payable and (iii) the current portion of long-term debt, on a combined basis determined in accordance with GAAP and in a manner consistent with the policies and principles used in connection with the preparation of the Balance Sheet; and "Closing Net Working Capital Amount" shall mean the excess (or deficiency) of Working Capital Assets over Working Capital Liabilities as of the Closing.

          (ii) If the Seller does not object to the determination by the Purchasers of the proposed Closing Net Working Capital Amount by written notice of objection (the "Notice of Objection") delivered to the Purchasers within twenty (20) days after the Seller's receipt of such statement, such Notice of Objection to describe in reasonable detail the Seller's proposed adjustments to the Closing Net Working Capital Amount, the proposed Closing Net Working Capital Amount shall be deemed final and binding.

          (iii) If the Seller delivers a Notice of Objection in respect of the Closing Net Working Capital Amount, then any dispute shall be resolved in accordance with paragraph (b) of this Section 2.3.

     (b) Resolution of Disputes. (i) If the Seller objects to the Closing Net Working Capital Statement as determined by the Purchasers, then the Seller, on the one hand, and the

Purchasers, on the other hand, shall promptly endeavor to agree upon the Closing Net Working Capital Amount. In the event that a written agreement as to the Closing Net Working Capital Amount has not been reached within twenty (20) days after the date of receipt by the Purchasers from the Seller of his Notice of Objection thereto, then the determination of the Closing Net Working Capital Amount shall be submitted to Arthur Andersen LLP or another nationally recognized accounting firm mutually acceptable to the Purchasers, on the one hand, and the Seller, on the other hand, (the "Working Capital Arbitrator").

          (ii) Within 45 days of the submission of any dispute concerning the determination of the Closing Net Working Capital Amount to the Working Capital Arbitrator, the Working Capital Arbitrator shall render a decision in accordance with this paragraph (b) hereof along with a statement of reasons therefor. The decision of the Working Capital Arbitrator shall be final and binding upon the parties hereto.

          (iii) The fees and expenses of the Working Capital Arbitrator for any determination under this paragraph (b) shall be shared as follows: the Purchasers shall bear that portion thereof equal to the total amount of such fees and expenses multiplied by a fraction, the denominator of which shall be the difference between the Closing Net Working Capital Amount as proposed in the determination by the Seller and the Closing Net Working Capital Amount as proposed in the determination by the Purchasers, and the numerator of which shall be the difference between the Closing Net Working Capital Amount as determined by the Working Capital Arbitrator and the Closing Net Working Capital Amount as proposed by the Purchasers. The Seller shall bear the remainder of such fees and expenses.

          (iv) Nothing herein shall be construed to authorize or permit the Working Capital Arbitrator to determine (i) any question or matter whatever under or in connection with this Agreement except the determinations of what adjustments, if any, must be made in one or more of the items reflected in the Closing Net Working Capital Statement delivered by the Purchasers in order for the Closing Net Working Capital Amount to be determined in accordance with the provisions of this Agreement, or (ii) a Closing Net Working Capital Amount that is not equal to one of or between the Closing Net Working Capital Amount as proposed in the determination by the Seller and the Closing Net Working Capital Amount as proposed in the determination by the Purchasers. Nothing herein shall be construed to require the Working Capital Arbitrator to follow any rules or procedures of any arbitration association.

     ss.2.4 Adjustments to Closing Payments. (a) Upon the final determination of the Closing Net Working Capital Amount, the parties shall make the following adjustments:

          (i) If the Closing Net Working Capital Amount is greater than $139,285, then the Purchase Price shall be increased by the amount of such difference.

          (ii) If the Closing Net Working Capital Amount is less than $139,285, then the Purchase Price shall be decreased by the amount of such difference.

     (b) Any adjustment to the Purchase Price required under this Section 2.4 shall bear interest from the Closing Date to the date of payment thereof at a per annum rate equal to the "prime lending rate" as published in The Wall Street Journal. Any such adjustment payment required pursuant hereto shall be made by wire transfer in immediately available funds. Such payment shall be made on such of the following dates as may be applicable: (A) if the Seller shall have not objected to the preparation of the Closing Net Working Capital Statement, the earlier of (1) twenty-five (25) days after delivery to the Seller of the Closing Net Working Capital Statement or (2) five (5) days after the Seller has indicated that he has no objections to the preparation of the Closing Net Working Capital Statement, or (B) if the Seller shall have objected to such preparation, within five (5) days following final agreement or decision with respect to the Closing Net Working Capital Statement as provided above.

     ss.2.5 Closing. The purchase and sale referred to in Section 2.1 (the "Closing") shall take place at 10:00 A.M. at the offices of White & Case, New York, New York on January 10, 1996, or at such other time and date (not later than January 20, 1996) as the parties hereto shall designate in writing. Such date is herein referred to as the "Closing Date".

                                   ARTICLE III

                         REPRESENTATIONS OF CONTINENTAL

     ss.3. Representations of Continental. Continental hereby represents and warrants to the Purchasers as follows:

     ss.3.1 Existence and Good Standing. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and each of the Companies has the requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective business as now being conducted. Except as set forth on Schedule 3.1 attached hereto, each of the Companies is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated by such Company or the nature of the business conducted by such Company makes such qualification or license necessary, except where the failure to be so duly qualified or licensed would not have a material adverse effect on the business, operations, financial condition or results of operations of the Companies taken as a whole (a "Material Adverse Effect").

     ss.3.2 Capital Stock. (a) Continental has an authorized capitalization consisting of 50,000 shares of common stock, par value $1.00 per share, of which 3,466.66 shares are issued and outstanding. All outstanding shares of capital stock of Continental have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of Continental.

     (b) AFSI has an authorized capitalization consisting of 50,000 shares of common stock, without par value, of which 15,000 shares are issued and outstanding. All outstanding shares of capital stock of AFSI have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of AFSI.

     (c) SFSI has an authorized capitalization consisting of 15,000 shares of common stock, par value $1.00 per share, of which 15,000 shares are issued and outstanding. All outstanding shares of capital stock of SFSI have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of SFSI.

     (d) CCSI has an authorized capitalization consisting of 50,000 shares of common stock, without par value, of which 7,500 shares are issued and outstanding. All outstanding shares of capital stock of CCSI have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of CCSI.

     ss.3.3 Authorization and Validity of this Agreement; the Merger Agreements.
(a) Continental has the requisite corporate power and authority to execute and deliver this

Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Continental and the performance of its obligations hereunder have been duly authorized and approved by its Board of Directors and by the holders of a requisite amount of the Stock and no other corporate action on the part of Continental or action by the stockholders of Continental is necessary to authorize the execution, delivery and performance of this Agreement by Continental. This Agreement has been duly executed and delivered by Continental and, assuming due execution of this Agreement by the Purchasers, is a valid and binding obligation of Continental enforceable against Continental in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (b) AFSI has the requisite corporate power and authority to execute and deliver the Alaska Merger Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Alaska Merger Agreement by AFSI and the performance of its obligations thereunder have been duly authorized and approved by its Board of Directors and by the holders of a requisite amount of the capital stock of AFSI and no other corporate action on the part of AFSI or action by the stockholders of AFSI is necessary to authorize the execution, delivery and performance of the Alaska Merger Agreement by AFSI. The Alaska Merger Agreement has been duly executed and delivered by AFSI and, assuming due execution of the Alaska Merger Agreement by Holdings and OSI Alaska, is a valid and binding obligation of AFSI enforceable against AFSI in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (c) SFSI has the requisite corporate power and authority to execute and deliver the Southwest Merger Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Southwest Merger Agreement by SFSI and the performance of its obligations thereunder have been duly authorized and approved by its Board of Directors and by the holders of a requisite amount of the capital stock of SFSI and no other corporate action on the part of SFSI or action by the stockholders of SFSI is necessary to authorize the execution, delivery and performance of the Southwest Merger Agreement by SFSI. The Southwest Merger Agreement has been duly executed and delivered by SFSI and, assuming due execution of the Southwest Merger Agreement by Holdings and OSI Southwest, is a valid and binding obligation of SFSI enforceable against SFSI in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (d) CCSI has the requisite corporate power and authority to execute and deliver the Central Merger Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Central Merger Agreement by CCSI and the performance of its obligations thereunder have been duly authorized and approved by its Board of Directors and by the holders of a requisite amount of the capital stock of CCSI and no other corporate action on the part of CCSI or action by the stockholders of CCSI is necessary to authorize the execution, delivery and performance of the Central Merger Agreement by CCSI. The Central Merger Agreement has been duly executed and delivered by CCSI and, assuming due execution of the Central Merger Agreement by Holdings and OSI Central, is a valid and binding obligation of CCSI enforceable against CCSI in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     ss.3.4 Subsidiaries and Investments. None of the Companies owns any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

     ss.3.5 Financial Statements; No Material Changes. (a) Continental has heretofore furnished the Purchasers with balance sheets of the various Companies as of September 30, 1993 and September 30, 1994, together with (unless otherwise noted on Schedule 3.5 attached hereto) related consolidated statements of operation, stockholders' equity and cash flows for the periods then ended, all as set forth on Schedule 3.5 attached hereto (collectively, the "Compiled Statements"). The Compiled Statements, including, where prepared, the footnotes thereto, have been prepared in a manner consistent with the Audited Statements and fairly present in all material respects the financial position of the Companies at the respective dates thereof, and the results of the operations and cash flows of the Companies for the respective periods indicated.

     (b) The Purchasers have been furnished with a combined balance sheet of the Companies as of September 30, 1995, together with related combined statements of operations and cash flows for the fiscal year then ended, together with the audit report of Deloitte & Touche, LLP (collectively, the "Audited Statements"). The Audited Statements, including the footnotes thereto, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the period indicated ("GAAP") and fairly present in all material respects the financial position of the Companies at its date thereof, and the results of the operations and cash flows of the Companies for the period indicated. The audited balance sheet of the Companies dated September 30, 1995 is hereinafter referred to as the "Balance Sheet" and September 30, 1995 is hereinafter referred to as the "Balance Sheet Date."

     (c) Since September 30, 1995, there has been no (i) material adverse change in the business, operations, financial condition or results of operations of the Companies taken as a whole or (ii) material damage, destruction or loss to any asset or property, tangible or intangible, of any Company which materially affects the ability of such Company to conduct its business.

     ss.3.6 Books and Records. The minute books of each of the Companies, as previously made available to the Purchasers and their representatives, contain materially accurate records of all meetings of, and corporate actions taken by (including action taken by written consent), the respective shareholders and Board of Directors of each Company. At Closing all of the books and records of the Companies will be in the possession of the Companies.

     ss.3.7 Title to Properties; Encumbrances. Except as set forth on Schedule
3.7 attached hereto and except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, each of the Companies has good title to its respective material properties and assets (real and personal, tangible and intangible), including, without limitation, the material properties and assets reflected in the Balance Sheet, subject to no material encumbrance, lien, charge or other restriction of any kind or character ("Encumbrances"), except for (i) Encumbrances reflected in the Balance Sheet,
(ii) Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, (iii) Encumbrances arising by operation of law including, without limitation, municipal and zoning ordinances, building and use restrictions and covenants, imperfections, irregularities and defects incurred in the ordinary course of business, obligations not yet due to carriers, warehousemen, laborers, materialmen and the like and liens for real and personal property taxes, assessments or like governmental charges not yet delinquent and payable without penalty, and (iv) Encumbrances described on
Schedule 3.7 attached hereto. (Encumbrances of the type described in clauses
(i), (ii), (iii) and (iv) above are hereinafter sometimes referred to as "Permitted Encumbrances").

     ss.3.8 Real Property. Except as set forth on Schedule 3.8, none of the Companies owns any real property.

     ss.3.9 Intellectual Property. Each of the Companies possesses all licenses, patents, trade names, trademarks and service marks (collectively, the "Intellectual Property") necessary for the ownership of its properties and the conduct of its business as presently conducted. All Intellectual Property of each of the Companies are set forth on Schedule 3.9 attached hereto. All such Intellectual Property is in full force and effect and none of the Companies has received any written notice of any event, inquiry, investigation or proceeding threatening the validity of any such Intellectual Property.

     ss.3.10 Leases. Schedule 3.10 attached hereto contains a list of all leases or sub-leases to which any Company is a party requiring an annual aggregate payment of at least $10,000. Except as otherwise set forth in Schedule 3.10 attached hereto, each lease or sub-lease set forth in Schedule 3.10 is in full force and effect; all rents and additional rents due to date from any such Company on each such lease or sub-lease have been paid; no such Company has received notice that it is in material default under any such lease or sub-lease; and, to the knowledge of the Companies, there exists no event, occurrence, condition or act (including the consummation of the transactions contemplated by this

Agreement and the Merger Agreements) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default by any of the Companies under such lease or sub-lease.

     ss.3.11 Material Contracts. Except as set forth on Schedule 3.10 and
Schedule 3.11 attached hereto, none of the Companies has nor is bound by (a) any agreements, contracts or commitments not in the ordinary course of business which in the aggregate exceed $20,000, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (c) any agreement, contract or commitment relating to capital expenditures in excess of $20,000,
(d) any agreements, indentures or instruments relating to indebtedness, liability for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business) which in the aggregate exceed $20,000, (e) any loan or advance to, or investment in, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity (each a "Person"), any agreement, contract or commitment relating to the making of any such loan, advance or investment or any agreement, contract or commitment involving a sharing of profits, (f) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person

(other than in the ordinary course of business), (g) any management service, consulting or any other similar type of contract, (h) any agreement, contract or commitment limiting the ability of such Company to engage in any line of business or to compete with any Person, (i) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by such Company other than in the ordinary course of business, or (j) any amendment, modification or supplement in respect of any of the foregoing. Also set forth on
Schedule 3.11 is a list of agreements, contracts or commitments relating to the Companies' (taken as a whole) top fifteen customers (based upon 1995 revenues and other criteria agreed upon by the parties). Except as otherwise set forth on
Schedule 3.11, each contract or agreement set forth on Schedule 3.11 is in full force and effect and none of the Companies (and to the knowledge of the Companies, no other Person) is in material default thereunder or to the knowledge of the Companies, there exists no event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or event of default thereunder.

     ss.3.12 Consents and Approvals; No Violations. Except as set forth in
Schedule 3.12 attached hereto, the execution and delivery of this Agreement by Continental, the execution and delivery by the other Companies of the Merger Agreements and the consummation of the transactions contemplated hereby and thereby (a) will not violate or contravene any provision of the Articles of Incorporation or Bylaws of any of the Companies, (b) to the knowledge of the Companies, will not violate or contravene any statute, rule, regulation, order or decree of any public body or authority by which any of the Companies is bound, (c) to the knowledge of the Companies, will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, or any other Person and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of any of the Companies under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which any of the Companies is a party, or by which it or any of its properties or assets may be bound.

     ss.3.13 Litigation. Except as set forth on Schedule 3.13 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge of the Companies any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of the Companies, threatened, against or affecting the Companies or their respective properties or rights which could materially and adversely affect the right or ability of any Company to carry on its business as now conducted, or which could have a Material Adverse Effect; and the Companies know of no valid basis for any such action, proceeding or investigation. None of the Companies is subject to any judgment, order or decree entered in any lawsuit or proceeding in which any of the Companies were a party which may have a Material Adverse Effect.

     ss.3.14 Taxes. (a) Tax Returns. Each of the Companies has timely filed or caused to be timely filed or will timely file or cause to be timely filed with the appropriate taxing authorities all returns, statements, forms and reports for Taxes ("Returns") that are required to be filed by, or with respect to, such Company on or prior to the Closing Date. The Returns of each of the Companies have accurately reflected and will accurately reflect all liability for Taxes of such Company for the periods covered thereby.

     (b) Payment of Taxes. All Taxes and Tax liabilities of each Company for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date ("Pre-Closing Period") have been timely paid or accrued and adequately disclosed and fully provided for on the books and records of such Company.

     (c) Other Tax Matters. (i) Except as set forth on Schedule 3.14, none of the Companies has been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality nor has any Company received any notices from any taxing authority relating to any issue which could affect the Tax liability of such Company.

          (ii) Except as set forth on Schedule 3.14, neither the Seller nor any Company has, as of the Closing Date, (A) entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of any Company or (B) is presently contesting the Tax liability of any of the Companies before any court, tribunal or agency.

          (iii) None of the Companies has been included in any "consolidated," "unitary" or "combined" Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

          (iv) All Taxes which each of the Companies is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

          (v) None of the Companies is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code").

          (vi) There are no tax sharing, allocation, indemnification or similar agreements in effect as between any of the Companies or any predecessor or affiliate thereof and any other party (including the Seller and any predecessors or affiliates thereof) under which the Purchasers or any of the Companies could be liable for any Taxes or other claims of any party.

          (vii) None of the Companies has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

          (viii) No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat any Company as a consenting corporation, as defined in Section 341 of the Code.

          (ix) None of the Companies is a party to any agreement (other than this Agreement) that would require it to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

          (x) Each of Continental and AFSI has made a valid S election under
Section 1361 of the Code. With respect to Continental, such election was made on December 29, 1986 and was effective as of the year commencing October 1, 1987. With respect to AFSI, such election was made prior to August 5, 1991 and was effective as of the year commencing October 1, 1991. Each of Continental and AFSI has also made all such elections required under any analogous provisions of state or local law. Each of Continental and AFSI will continue to be a valid S corporation through the day immediately preceding the Closing Date and Continental shall be eligible to file an election under Treasury Regulation ss.1.338(h)(10)-1(d) with respect to the sale of the Stock.

     ss.3.15 Liabilities. Except as set forth on Schedule 3.15, none of the Companies has any outstanding material claims, liabilities or indebtedness, contingent or otherwise, except as reflected in the Balance Sheet or referred to in the footnotes thereto, other than liabilities incurred sub-sequent to the Balance Sheet Date in the ordinary course of business.

     ss.3.16 Insurance. Schedule 3.16 contains an accurate summary description of all policies of property, fire and casualty, product liability, workers compensation and other forms of insurance owned or held by each of the Companies. None of the Companies has received (i) any notice of cancellation of any policy described in such Schedule or refusal of coverage thereunder, (ii) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (iii) any other indication that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder. Since the last renewal date of any insurance policy, there has not been any material adverse change in the relationship of any of the Companies with its insurers or in the premiums payable pursuant to such policies.

     ss.3.17 Compliance with Laws. Except as set forth on Schedule 3.17, each of the Companies is in compliance with all applicable laws, regulations, orders, judgments and decrees (including, without limitation, the Fair Debt Collection Practices Act and any state or local counterpart or equivalent).

     ss.3.18 Employment Relations. (a) Except as set forth on Schedule 3.18, each of the Companies is in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not, and is not, engaged in any unfair labor practice;

     (b) no unfair labor practice complaint against any of the Companies is pending before the National Labor Relations Board;

     (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving any of the Companies;

     (d) none of the Companies is a party to any collective bargaining agreement and no collective bargaining agreement is currently being negotiated by any of the Companies; and

     (e) except as provided on Schedule 3.18, no claim in respect of the employment of any employee has been asserted or, to the knowledge of the Companies, threatened, against any of the Companies.

     ss.3.19 Employee Benefit Plans. Employee Benefit Plans. (a) List of Plans. Set forth in Schedule 3.19 attached hereto is an accurate and complete list of all domestic and foreign (i) "employee benefit plans," within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder

("ERISA"), (ii) bonus, stock option, stock purchase, restricted stock, incentive, profit-sharing, pension or retirement, deferred compensation, medical, life, disability, accident, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments or practices (whether or not insured), and (iii) employment, consulting, termination, and severance contracts or agreements, in each case for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA, that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by any of the Companies (including, for this purpose and for the purpose of all of the representations in this Section 3.19, any predecessors to the Companies and all employers (whether or not incorporated) that are by reason of common control treated together with any of the Companies as a single employer (i) within the meaning of Section 414 of the Code or (ii) as a result of any of the Companies being or having been a general partner of any such employer since September 2, 1974 ("Employee Benefit Plans").

     (b) Status of Plans. Each Employee Benefit Plan has at all times been maintained and operated in compliance in all material respects with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code. None of the Companies has any commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan. Except as required by applicable law, no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan. No event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

     (c) No Pension Plans. Except as disclosed on Schedule 3.19, no Employee Benefit Plan is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

     (d) Liabilities. None of the Companies maintains any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA and
Section 4980B(f) of the Code and none of the Companies is subject to any material liability, including, without limitation, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation. Except as set forth in Schedule 3.19, none of the Companies maintains any Employee Benefit Plan providing for retiree health and/or life benefits and having unfunded liabilities except for benefits and employee benefit plans mandated by applicable law, such as COBRA. None of the Companies maintains any Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

     None of the Companies has any material unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code. None of the Companies has incurred any material liability for any tax or excise tax arising under Section 4977 or 4980B of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such liability.

     There are no actions, suits or claims pending, or, to the knowledge of the Companies, threatened, anticipated or expected to be asserted against any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, or, to the knowledge of the Companies, threatened, anticipated, or expected to be asserted against any of the Companies or any fiduciary of any Employee Benefit Plan, or in any case with respect to any Employee Benefit Plan. No Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

     (e) Contributions. Except as set forth on Schedule 3.19, full payment has been made of all amounts which each Company is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which such Company is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the best knowledge of the Companies, no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. Each of the Companies has made adequate provision for reserves to meet contributions and premiums that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and none of the Companies has taken any action to increase such benefits subsequent to the date as of which documents have been provided.

     (f) Tax Qualifications. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service. Each trust established in connection with an Employee Benefit Plan which is intended to be exempt from Federal income taxation under
Section 501(a) of the Code has been determined to be so exempt by the Internal Revenue Service. Since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust.

     (g) Transactions. None of the Companies nor any of their directors, officers, employees or, to the knowledge of the Companies, other persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a material tax, penalty or liability for prohibited transactions under ERISA or the Code or would result in any material claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim (other than routine claims for benefits).

     (g) Triggering Events. The execution of this Agreement and the Merger Agreements and the consummation of the transactions contemplated hereby and thereby do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any material payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any employee or former employee or director of any of the Companies. No Employee Benefit Plan provides for the payment of severance benefits upon the termination of an employee's employment.

     (h) Documents. Each of the Companies has delivered or caused to be delivered to the Purchasers and their counsel true and complete copies of all material documents in connection with each Employee Benefit Plan, including, without limitation (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code; (v) Form 5500 for each of the last three years for each Employee Benefit Plan required to file such Form; (vi) the most recently prepared financial statements; and (vii) all contracts relating to each Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and record-keeping agreements.

     ss.3.20 Interests in Customers, Suppliers, etc. Except as set forth on
Schedule 3.20 attached hereto, neither the Seller nor any officer or director of any of the Companies possesses, directly or indirectly, any ownership interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, developer, competitor or potential competitor of any of the Companies. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934 of 5% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 3.20.

     ss.3.21 Environmental Laws and Regulations. Except as set forth on Schedule 3.21:

     (a) Hazardous Materials (as hereinafter defined) have not been generated, treated or stored on or released or disposed on any Company Property (as hereinafter defined).

     (b) Each of the Companies is in compliance in all material respects with Environmental Laws (as hereinafter defined) and the requirements of permits issued under such Environmental Laws with respect to any Company Property.

     (c) There are no pending or, to the knowledge of the Companies, threatened Environmental Claims (as hereinafter defined) against any of the Companies or any Company Property.

     (d) For purposes of this Section 3.21 the following definitions shall apply:

          "Company Property" means any real property and improvements owned, leased, operated or occupied by any of the Companies.

          "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law.

          "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended as of the Closing Date, and any judicial or administrative interpretation thereof as of the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 6901 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 9601 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the

Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.651 et seq.; and their state and local counterparts and equivalents.

          "Environmental Claims" means administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Law, including (a) Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     ss.3.22 Bank Accounts, Powers of Attorney. Set forth on Schedule 3.22 attached hereto is an accurate and complete list showing (a) the name and address of each bank in which each of the Companies has a material account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto and (b) the names of all persons, if any, holding powers of attorney from any of the Companies.

     ss.3.23 Compensation of Employees. Continental has previously provided the Purchasers with an accurate and complete list for fiscal year 1995 showing the names of all persons employed by any of the Companies who received more than $50,000 in 1995 cash compensation (including, without limitation, salary, commission and bonus) and who are expected to be employed by any of the Companies on the Closing Date. Such list sets forth the present salary or hourly wage, total expected calendar 1995 cash compensation (including, without limitation, salary, commission and bonus) and fringe benefits, of each such person.

     ss.3.24 Conduct of Business. Except as disclosed on Schedule 3.24 attached hereto and except as expressly contemplated by this Agreement, since September 30, 1995, none of the Companies has taken any action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would constitute a breach of any of the Companies agreements set forth in Section 6.1 of this Agreement or the like Section set forth in any of the Merger Agreements.

     ss.3.25 Customer Relations. There has not been, and the Companies do not currently believe that there will be, any change in relations with customers of any of the Companies as a result of the transactions contemplated by this Agreement or the Merger Agreement which is reasonably expected to have a Material Adverse Effect.

     ss.3.26 Condition of Assets. The assets and properties utilized in and material to the conduct of the businesses of the Companies, whether owned or leased, are, to the knowledge of the Companies, in the aggregate in good operating condition and repair (normal wear and tear excepted) and are suitable for the purposes for which they are presently being used.

     ss.3.27 Broker's or Finder's Fees. Except for Global Ventures, Inc., whose fees and expenses will be paid for by the Seller, no agent, broker, person or firm acting on behalf of any of the Companies or the Seller, is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                          REPRESENTATIONS OF THE SELLER

     ss.4. Representations of the Seller. The Seller represents and warrants to the Purchasers as follows:

     ss.4.1 Ownership of Stock. The Seller is the lawful owner of 3,466.66 shares of Stock, free and clear of all liens, encumbrances, restrictions and claims of every kind. The Seller has the full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the shares of Stock so owned by the Seller pursuant to this Agreement, and the delivery to the Purchasers of the Stock pursuant to the provisions of this Agreement will transfer to the Purchasers good title thereto, free and clear of all Encumbrances. The Seller is the lawful owner of all of the outstanding shares of capital stock of each of AFSI, SFSI and CCSI, free and clear of all liens, encumbrances, restrictions and claims (which survive the Closing) of every kind.

     ss.4.2 Authorization and Validity of Agreement. The Seller has the requisite power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated to be performed by him hereby. This Agreement has been duly executed and delivered by the Seller and, assuming the due execution of this Agreement by the Purchasers and the Company, is a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

     ss.4.3 Restrictive Documents. The Seller is not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character which would prevent consummation by the Seller of the transactions contemplated by this Agreement.

     ss.4.4 Broker's or Finder's Fees. Except for Global Ventures, Inc., whose fees and expenses will be paid for by the Seller, no agent, broker, person or firm acting on behalf of the Seller is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

                                    ARTICLE V

                        REPRESENTATIONS OF THE PURCHASERS

     ss.5. Representations of the Purchasers. The Purchasers, jointly and severally, represent and warrant to Continental and the Seller as follows:

     ss.5.1 Existence and Good Standing; Power and Authority. (a) Each of Holdings and OSI Alaska, OSI Central and OSI Southwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Holdings and OSI Alaska, OSI Central and OSI

Southwest has the requisite corporate power and authority to enter into, execute and deliver, as applicable, this Agreement and the Merger Agreements and perform its respective obligations hereunder and thereunder. Holdings has the requisite corporate power and authority to own, operate and lease its properties and carry on its business as now being conducted, and is duly qualified and in good standing in each jurisdiction in which the character or location of properties owned, leased or operated by Holdings or the nature of the business conducted by Holdings makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, operations, financial condition or results of operations of Holdings and its subsidiaries taken as a whole. This Agreement has been duly authorized, approved and executed by Holdings and, assuming the due execution of this Agreement by Continental and the Seller, is a valid and binding obligation of Holdings enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. Each of the Merger Agreements have been duly authorized, approved and executed by OSI Alaska, OSI Central and OSI Southwest, as applicable, and, assuming the due execution of such Merger Agreements by the other parties thereto, is a valid and binding obligation of OSI Alaska, OSI Central and OSI Southwest, as applicable, enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws effecting the enforcement of creditors' rights generally and by general equitable principles.

     (b) Solutions is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Solutions has the requisite corporate power and authority to enter into, execute and deliver this Agreement and the Seller Note, and perform its obligations hereunder and thereunder. Solutions has the requisite corporate power and authority to own, operate and lease its properties and carry on its business as now being conducted, and is duly qualified and in good standing in each jurisdiction in which the character or location of properties owned, leased or operated by Solutions or the nature of the business conducted by Solutions makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, operations, financial condition or results of operations of Solutions and its subsidiaries taken as a whole. This Agreement and the Seller Note have been duly authorized, approved and executed by Solu-tions, and, assuming the due execution of this Agreement by Continental and the Seller, are valid and binding obligations of Solutions enforceable against it in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     ss.5.2 Restrictive Documents. Neither any Purchaser nor OSI Alaska, OSI Central or OSI Southwest is subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character which would prevent consummation by it of the transactions contemplated by this Agreement or the Merger Agreements.

     ss.5.3 Purchase for Investment. Each Purchaser will acquire the Stock for its own account for investment and not with a view toward any resale or distribution thereof within the meaning of the Securities Act of 1933, as amended; provided, however, that the disposition of such Purchaser's property shall at all times remain within the sole control of such Purchaser.

     ss.5.4 Capital Stock. The shares of stock of Holdings to be received by the Seller in accordance with the terms of this Agreement and as a result of the consummation of the transactions contemplated by the Merger Agreements will be duly authorized, validly issued, fully paid and non-assessable.

     ss.5.5 Capitalization of Holdings. The authorized capital stock of Holdings consists of (i) 15,000,000 shares of Holdings Common Stock, of which 4,608,866.93 shares will be duly authorized and validly issued and outstanding, fully paid and nonassessable after giving effect to the transactions contemplated by this Agreement and the Merger Agreements, and (ii) 1,000,000 shares of Holdings Preferred Stock, of which 800,000 shares will be duly authorized validly issued and outstanding, fully paid and nonassessable after giving effect to the transactions contemplated by this Agreement and the Merger Agreements. The record ownership of the outstanding shares of Holdings Common Stock and Preferred Stock (after giving effect to the transactions contemplated by this Agreement and the Merger Agreements) is reflected on Schedule 5.5 attached hereto. Except as set forth on Schedule 5.5 attached hereto, no shares of capital stock of Holdings have been reserved for any purpose. Except for the Holdings Preferred Stock, for rights contained in that certain Amended and Restated Stockholders Agreement dated as of the date hereof, by and among Holdings and certain stockholders of Holdings (the "Stockholders Agreement"), for options to be granted under Holdings' 1995 Stock Option and

Stock Award Plan and for warrants to be granted to Resurgens Capital in connection with transactions contemplated hereby, there are no outstanding securities convertible into or exchangeable for the capital stock of Holdings and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of Holdings. There are no outstanding agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of any of the securities of Holdings, except for the Stockholders Agreement referred to above or as otherwise contemplated hereunder.

     ss.5.6 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Purchasers is, or will be, entitled to any commission or broker's or finder's fees from the Seller in connection with any of the transactions contemplated by this Agreement or the Merger Agreements.

     ss.5.7 Financial Statements; No Material Changes. (a) Holdings has heretofore furnished the Seller with an unaudited consolidated balance sheet (the "Holdings Balance Sheet") of Holdings and its subsidiaries as of September 21, 1995, together with related unaudited consolidated statements of operation and cash flows for the period then ended. Such financial statements fairly present in all material respects the financial position of Holdings and its subsidiaries at the date thereof, and the results of the operations and cash flows of Holdings and its subsidiaries for the period indicated.

     (b) Since September 21, 1995, there has been no (i) material adverse change in the business, operations, financial condition or results of operations of Holdings and its subsidiaries or (ii) material damage, destruction or loss to any asset or property, tangible or intangible, of Holdings which materially affects the ability of Holdings to conduct its business.

     ss.5.8 Title to Properties; Encumbrances. Except as set forth on Schedule
5.8 attached hereto and except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, Holdings has good title to its respective material properties and assets (real and personal, tangible and intangible), including, without limitation, the material properties and assets reflected in the Holdings Balance Sheet, subject to no material Encumbrances except for (i) Encumbrances reflected in the Holdings Balance Sheet, (ii) Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, (iii) Encumbrances arising by operation of law including, without limitation, municipal and zoning ordinances, building and use restrictions and covenants, imperfections, irregularities and defects incurred in the ordinary course of business, obligations not yet due to carriers, warehousemen, laborers, materialmen and the like and liens for real and personal property taxes, assessments or like governmental charges not yet delinquent and payable without penalty, and (iv) Encumbrances described on
Schedule 5.8 attached hereto.

     ss.5.9 Consents and Approvals; No Violations. Except as set forth in
Schedule 5.9 attached hereto, the execution and delivery of this Agreement and the Merger Agreements by the Purchasers and OSI Alaska, OSI Central and OSI Southwest, as applicable, and the consummation of the transactions contemplated hereby and thereby (a) will not violate or contravene any provision of the Certificate of Incorporation or Bylaws of any such entity, (b) will not violate or contravene any statute, rule, regulation, order or decree of any public body or authority by which any such entity is bound, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, or any other Person and
(d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of any of any such entity under, any of the terms, conditions or provisions of any note, bond, mortgage, in-denture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which any such entity is a party, or by which any such entity or any of its properties or assets may be bound.

     ss.5.10 Litigation. Except as set forth on Schedule 5.10 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge of Holdings any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of Holdings, threatened, against or affecting Holdings or their respective properties or rights which could materially and adversely affect the right or ability of Holdings to carry on its business as now conducted, or which could have a material adverse effect on the business, operations, financial condition or results of operations of Holdings and its subsidiaries taken as a whole; and Holdings knows of no valid basis for any such action, proceeding or investigation. None of Holdings is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a material adverse effect on the business, operation, financial condition or results of operations of Holdings and its subsidiaries taken as a whole.

     ss.5.11 Compliance with Laws. Holdings is in compliance with all applicable laws, regulations, orders, judgments and decrees.

     ss.5.12 Financing Commitment. The Purchasers have previously made available to Continental and the Seller copies of the Commitment Letters dated December 13, 1995 and December 14, 1995, respectively, from National Westminster Bank plc and Heller Financial, Inc. whereby such lenders have committed, subject to the terms and conditions of such letters, to provide financing for the acquisition of the Companies by the Purchasers.

                                   ARTICLE VI

            TRANSACTIONS PRIOR TO THE CLOSING DATE; OTHER AGREEMENTS

     ss.6.1 Conduct of Business of Continental. During the period from the date of this Agreement to the Closing Date, Continental shall conduct its operations only according to its ordinary and usual course of business; use its reasonable efforts to preserve intact its business organizations, keep available the services of its officers and employees and maintain its relationships and goodwill with licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with it; confer with the Purchasers concerning operational matters of a material nature and report periodically to the Purchasers concerning the business, operations and finances of such Company. Notwithstanding the immediately preceding sentence, prior to the Closing Date, except as set forth as Schedule 6.1 or as may be first approved in writing by the Purchasers or as is otherwise permitted or required by this Agreement, Continental shall, (a) refrain from amending or modifying its Articles of Incorporation or Bylaws from its form on the date of this Agreement, (b) refrain from paying or increasing any bonuses, salaries, or other compensation to any director, officer, employee or stockholder or entering into any employment, severance, or similar agreement with any director, officer, or employee other than, in each case, in the ordinary course of business consistent with past practice, (c) refrain from the adopting or increasing of any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees, (d) refrain from entering into any material contract or commitment except material contracts and commitments in the ordinary course of business consistent with past practice, (e) refrain from increasing its indebtedness for borrowed money, except current borrowings in the ordinary course of business, (f) refrain from cancelling or waiving any claim or right of substantial value which individually or in the aggregate is material, (g) refrain from declaring or paying any dividends in respect of its capital stock or redeeming, purchasing or otherwise acquiring any of its capital stock,
(h) refrain from making any material change in accounting methods or practices, except as required by law or generally accepted accounting principles, (i) refrain from issuing or selling any shares of capital stock or any other securities, or issuing any securities convertible into, or options, warrants or rights to purchase or subscribe to, or entering into any arrangement or contract with respect to the issue and sale of, any shares of its capital stock or any other securities, or making any other changes in its capital structure, (j) refrain from selling, leasing or otherwise disposing of any material asset or property except in the ordinary course of business consistent with past practice, (k) refrain from making any capital expenditure or commitment therefor, except in the ordinary course of business consistent with past practice, (l) refrain from writing off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material and (m) refrain from agreeing in writing to do any of the foregoing.

     ss.6.2 Exclusive Dealing. During the period from the date of this Agreement to the Closing Date, none of the Seller, Continental or any officer or director of Continental shall take any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than the Purchasers, concerning any purchase of any capital stock of Continental or any merger, sale of substantial assets or similar transaction involving Continental.

     ss.6.3 Review of Continental. The Purchasers may, prior to the Closing Date, directly or through their representatives, review the properties, books and records of Continental and their respective financial and legal conditions to the extent they deem necessary or advisable to familiarize themselves with such properties and other matters; such review shall not, however, affect the representations and warranties made by Continental in this Agreement or the remedies of the Purchasers for breaches of those representations and warranties. Continental shall permit the Purchasers and their representatives to have, after the date of execution of this Agreement, full access to the premises and to all the books and records of Continental and to cause the officers of Continental to furnish the Purchasers with such financial and operating data and other information with respect to the business and properties of Continental as the Purchasers shall from time to time reasonably request. Continental shall deliver or cause to be delivered to the Purchasers such additional instruments, documents, certificates and opinions as the Purchasers may reasonably request without material cost to Continental or to the Seller for the purpose of (a) verifying the information set forth in this Agreement or on any Schedule attached hereto and (b) consummating or evidencing the transactions contemplated by this Agreement. The parties hereto acknowledge that McCown De Leeuw & Co., Continental and the Seller have entered into a Confidentiality Agreement (the "Confidentiality Agreement") and the Purchasers confirm that they will comply with their obligations thereunder as if they were parties thereto and that information obtained during any such review will be subject to the terms of the Confidentiality Agreement.

     ss.6.4 Reasonable Efforts. Each of Continental, the Seller and the Purchasers shall cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate actions, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreements, including, without limitation, their respective commercially reasonable efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Companies as are necessary for consummation of the transactions contemplated by this Agreement and the Merger Agreements and to fulfill the conditions to the sale contemplated hereby and thereby.

     ss.6.5 Collection of Certain Receivables. Each of Continental and the Seller agree that Continental shall use its reasonable efforts to collect all receivables owed to the Companies by U.S. West Resources, Inc. which are more than 180 days old on the date hereof. To the extent that any of the receivables identified at Schedule 6.5 attached hereto shall not have been collected by the Companies on or prior to December 31, 1996, then the Seller Note shall be decreased on a dollar-for-dollar basis by the amount of such receivables which have not been collected on or prior to such date.

                                   ARTICLE VII

                      CONDITIONS TO SOLUTION'S OBLIGATIONS

     ss.7. Conditions to Solution's Obligations. The obligations of Solutions to purchase the Stock contemplated by this Agreement are conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

     ss.7.1 Opinions of Counsel. Continental shall have furnished the Purchasers with an opinion, dated the Closing Date, of Perkins Coie, to the effect set forth in Exhibit B hereto.

     ss.7.2 Good Standing and Other Certificates. The Purchasers shall have received (a) copies of the charter, including all amendments thereto, in each case certified by the Secretary of State or other appropriate official of the jurisdiction of incorporation of each of the Companies, (b) a certificate from the Secretary of State or other appropriate official of the jurisdiction of incorporation of each of the Companies to the effect that such Company is in good standing and listing all charter documents of such Company on file, (c) a certificate from the Secretary of State or other appropriate official in each State in which each of the Companies is qualified to do business to the effect that such Company is in good standing in such State, (d) to the extent available, a certificate as to the tax status of each of the Companies from the appropriate official in its jurisdiction of incorporation and each state in which such Company is qualified to do business and (e) a copy of the Bylaws of each of the Companies certified by the Secretary of such Company as being true and correct and in effect on the Closing Date.

     ss.7.3 No Material Adverse Change. Prior to the Closing there shall have been no material adverse change in the business, operations, financial condition, results of operations or prospects of the Companies taken as a whole and Continental shall have delivered to the Purchasers an officer's certificate, dated the Closing Date, to such effect.

     ss.7.4 Truth of Representations and Warranties. The representations and warranties of Continental contained in this Agreement and the representations and warranties of the

Seller contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Continental and the Seller shall have each delivered to the Purchasers a certificate, dated the Closing Date, to such effect.

     ss.7.5 Performance of Agreements. All of the obligations, covenants and agreements of the Companies and the Seller to be performed prior to the Closing pursuant to the terms of this Agreement and the Merger Agreements shall have been duly performed in all material respects, and the Companies and the Seller shall have each delivered to the Purchasers a certificate, dated the Closing Date, to such effect.

     ss.7.6 No Litigation Threatened. No action or proceedings shall have been instituted or, to the knowledge of the Companies or the Seller, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated by this Agreement or the Merger Agreements.

     ss.7.7 Third Party Consents; Governmental Approvals. All consents, approvals or waivers, if any, set forth on Schedule 7.7 attached hereto in connection with the consummation of the transactions contemplated by this Agreement and the Merger Agreements shall have been received. All of the con-sents, approvals, authorizations, exemptions and waivers from governmental agencies set forth as Schedule 7.7 attached hereto that shall be required in order to enable the Purchasers to consummate the transactions contemplated by this Agreement and the Merger Agreements shall have been obtained.

     ss.7.8 Repayment of Indebtedness to Third Parties; Termination of Security Interests. All indebtedness for borrowed money of each of the Companies shall have been repaid in full, without penalty, and cancelled. All security interests, liens, mortgages, claims or other encumbrances of any kind securing such indebtedness shall be released. Such indebtedness is listed on Schedule 7.8 attached hereto.

     ss.7.9 Resignations. All members of the respective Boards of Directors of each of the Companies shall have tendered their resignation from such positions effective at the Closing.

     ss.7.10 Financing. The Purchasers shall have received debt financing on substantially the same terms and conditions as set forth in the financing commitment letters referred to in Section 6.11.

     ss.7.11 Employment Arrangement. The Seller shall have executed an employment agreement with the Companies in substantially the form of Exhibit C hereto.

     ss.7.12 Non-Competition Agreements. The Seller shall have entered into a non-competition and non-interference agreement in substantially the form of Exhibit D attached hereto.

     ss.7.13 Stockholders Agreement. The Seller shall have executed the Stockholders Agreement.

     ss.7.14 Related Merger Agreements. The transactions contemplated by (i) the Alaska Merger Agreement, (ii) the Central Merger Agreement, and (iii) the Southwest Merger Agreement, shall have been consummated simultaneously with the transactions contemplated hereby.

     ss.7.15 FIRPTA. The Seller shall have furnished to the Purchasers, on or prior to the Closing Date, a non-foreign person affidavit required by Section 1445 of the Code.

                                  ARTICLE VIII

            CONDITIONS TO CONTINENTAL'S AND THE SELLER'S OBLIGATIONS

     ss.8. Conditions to Continental's and the Seller's Obligations. The obligations of Continental and the Seller to effect the transactions contemplated by this Agreement on the Closing Date are conditioned upon satisfaction or waiver, at or prior to the Closing, of the following conditions:

     ss.8.1 Opinions of Purchasers' Counsel. The Purchasers shall have furnished the Companies with an opinion, dated the

Closing Date, of White & Case, to the effect set forth in Exhibit E hereto.

     ss.8.2 Truth of Representations and Warranties. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Purchasers shall have delivered to the Seller an officer's certificate, dated the Closing Date, to such effect.

     ss.8.3 Third Party Consents; Governmental Approvals. All consents, approvals or waivers, if any, set forth on Schedule 7.7 in connection with the consummation of the transactions contemplated by this Agreement and the Merger Agreements shall have been received. All of the consents, approvals, authorizations, exemptions and waivers from government agencies set forth on
Schedule 7.7 attached hereto that shall be required in order to permit the consummation of the transactions contemplated by this Agreement and the Merger Agreements shall have been obtained.

     ss.8.4 Performance of Agreements. All of the obligations, covenants and agreements of the Purchasers, OSI Alaska, OSI Central and OSI Southwest to be performed prior to the Closing pursuant to the terms of this Agreement and the Merger Agreements shall have been duly performed in all material respects, and the Purchasers shall have delivered to the Seller an officer's certificate, dated the Closing Date, to such effect.

     ss.8.5 No Litigation Threatened. No action or proceeding shall be instituted or, to the knowledge of the Purchasers, threatened before a court or other government body or any public authority to restrain or prohibit any of the transactions contemplated by this Agreement or the Merger Agreements, and the Purchasers shall have delivered to the Seller an officer's certificate, dated the Closing Date, to such effect.

     ss.8.6 Employment Arrangements. The Seller shall have executed an employment agreement with the Companies in substantially the form of Exhibit C hereto.

     ss.8.7 Stockholders Agreement. Holdings and the Seller shall have executed the Stockholders Agreement.

     ss.8.8 Related Merger Agreements. The transactions contemplated by (i) the Alaska Merger Agreement, (ii) the Central Merger Agreement, and (iii) the Southwest Merger Agreement, shall have been consummated simultaneously with the transactions contemplated hereby.

                                   ARTICLE IX

                                   TAX MATTERS

     ss.9.1 Tax Returns. (a) The Seller shall have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Returns not yet filed with respect to federal, state and local income taxes of Continental that are due with respect to any taxable year or other taxable period ending on or prior to the Closing Date. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of Continental shall be reported or disclosed in such Returns; provided, however, that such Returns shall be prepared by treating items on such Returns in a manner consistent with the past practices with respect to such items or, with the consent of the Purchasers, which consent shall not be unreasonably withheld, in any manner permissible under applicable law. The Purchasers agree that following the Closing Date, Seller and Seller's Representative shall have reasonable access, during normal business hours, to the books and records of Continental to the extent they relate to a period prior to the Closing Date, and shall cause the officers and employees of Continental to furnish to Seller or Seller's Representative all information, with respect to Pre-Closing Periods, reasonably requested by, and otherwise cooperate with, the Seller and Seller's Representative with respect to Continental in connection with regulatory compliance, indemnification claim verification, pending or threatened litigation, financial reporting and tax matters (including financial and tax audits and tax contests) and other similar business purposes with respect to PreClosing Periods.

     (b) Except as provided in Section 9.1(a), the Purchasers shall have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Returns of Continental; provided, however, with respect to Returns to be filed by the Purchasers pursuant to this Section 9.1 for taxable periods beginning before the Closing Date and ending after the Closing Date, items set forth on such Returns shall be treated in a manner consistent with the past practices with respect to such items or, with the consent of the Seller, which consent shall not be unreasonably withheld, in any manner permissible under applicable law. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of Continental shall be reported or disclosed on such Returns.

     ss.9.2 Controversies. The Purchasers shall promptly notify the Seller in writing upon receipt by the Purchasers or any affiliate of the Purchasers (including Continental after the Closing
Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a taxable period ending on or prior to the Closing Date for which the Seller may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "Tax Matter"). The Seller, or his duly appointed representative (the "Seller's Representative"), at his sole expense, shall have the authority to represent the interests of Continental with respect to any Tax Matter before the Internal Revenue Service, any other taxing authority, any other governmental agency or authority or any court and shall have the sole right to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Returns and settling audits; provided, however, that neither the Seller nor any of his affiliates shall enter into any settlement of or otherwise compromise any Tax Matter that affects or may affect the Tax liability of the Purchasers, Continental or any affiliate of the foregoing for any period ending after the Closing Date, including the portion of a period beginning before the Closing Date and ending after the Closing Date (the "Overlap Period") that is after the Closing Date, without the prior written consent of the Purchasers, which consent shall not be unreasonably withheld. The Seller or the Seller's Represen-tative shall keep the Purchasers fully and timely informed with respect to the commencement, status and nature of any Tax Matter. The Seller shall, in good faith, allow the Purchasers to make comments to the Seller or the Seller's Representative, regarding the conduct of or positions taken in any such proceeding.

     Except as otherwise provided in this Section 9.2, the Purchasers shall have the sole right to control any audit or examination by any taxing authority, initiate any claim for refund or amend any Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of Continental for all taxable periods; provided, however, that the Purchasers shall not, and shall cause its affiliates (including Continental) not to, enter into any settlement of any contest or otherwise compromise any issue that affects or may affect the Tax liability of the Seller for any period ending on or prior to the Closing Date without the prior written consent of the Seller, which consent shall not be unreasonably withheld. The Purchasers shall keep the Seller or the Seller's Representative fully and timely informed with respect to any written notice of any inquiries, claims, assessments, audits or similar events that affect or may affect the Tax liability of the Seller for any period ending on or prior to the

Closing Date. The Purchasers shall, in good faith, allow the Seller or the Seller's Representative to make comments to the Purchasers regarding the conduct of or positions taken in any such proceeding.

     ss.9.3 Transfer Taxes; Certain State Taxes. (a) All transfer, sales and use, registration, stamp and similar Taxes imposed in connection with the sale of the Stock or any other transaction that occurs pursuant to this Agreement shall be borne equally by the Purchasers, on the one hand, and the Seller, on the other hand.

     (b) All state or local Income Taxes imposed on the Purchasers or Continental as a result of the elections under Section 338(h)(10) of the Code (or the analogous provisions of state income tax law) to treat the sale of stock pursuant to this Agreement as an asset sale for Federal, state or local income tax purposes shall be borne equally by Continental and the Seller.

     ss.9.4 Amended Returns. Neither the Seller nor Continental shall file or cause to be filed any amended Return without the prior written consent of the Purchasers, which consent shall not be unreasonably withheld.

     ss.9.5 Non-foreign Person Affidavit. The Seller shall furnish to the Purchasers on or before the Closing Date a non-foreign person affidavit as required by Section 1445 of the Code in substantially the Form of Exhibit F hereto.

     ss.9.6 Indemnification. The Seller agrees to indemnify, defend and hold harmless the Purchasers, their affiliates (including Continental, AFSI, SFSI and CCSI) and the successors to the foregoing (and their respective shareholders, officers, directors, employees and agents) on an after-tax basis against (i) all Income Taxes (and losses, claims and expenses related thereto) resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based upon, attributable to, or resulting from the failure of any representation or warranty made pursuant to Section 3.14 to be true and correct as of the Closing Date; (ii) all Income Taxes imposed on or asserted against the properties, income or operations of the Companies for all Pre-Closing Periods (other than any liability accrual or reserve included in the Closing Net Working Capital Amount); and (iii) all Income Taxes imposed on the Companies, or for which any Company may be liable, as a result of any transaction contemplated by this Agreement or the Merger Agreements, including any Income Taxes imposed on the Purchasers or Continental as a result of the elections under Section 338(h)(10) of the Code to treat the sale of stock pursuant to this Agreement as an asset sale for Federal income tax purposes, but excluding all taxes allocated by Section 9.3. The Purchasers shall promptly give the Seller or his representative written notice of all Income Taxes, losses, claims and expenses which the Purchasers have reasonably determined may give rise to a right of indemnification under this Section 9.6, including a computation of the amount of the required indemnification with sufficient detail and particularity to enable the Seller to reasonably determine the amount of such required indemnification.

     ss.9.7 Section 338 Election. The Seller and the Purchasers shall jointly complete and make an election under Section 338(h)(10) (with respect to Continental) of the Code on Form 8023-A or in such other manner as may be required by rule or regulation of the Internal Revenue Service, and shall jointly make an election in the manner required under any analogous provisions of state or local law as the Purchasers shall designate or as shall be required, concerning the transactions contemplated by this Agreement. After the computation of the MADSP (as hereinafter defined) under this Section 9.7, Purchasers shall, with the assistance and cooperation of the Seller, prepare all such Section 338(h)(10) forms required as attachments to Form 8023-A (and all forms under analogous provisions of state or local law) in accordance with applicable Tax laws, and the Purchasers shall deliver such forms and related documents to the Seller at least 60 days prior to the due date of filing. The Seller shall deliver to the Purchasers at least 45 days prior to the due date of filing the completed forms and related documents provided by Purchasers to the Seller pursuant to the preceding sentence.

     ss.9.8 Valuation and Allocation. (a) The parties agree that the fair market value of the fixed assets of Continental will be as set forth on Exhibit G attached hereto, unless the parties otherwise agree.

     (b) The Purchasers and the Seller shall use their best efforts to agree, as soon as practicable after Closing but in no event later than 90 days following the Closing Date, on the computation of the modified aggregate deemed sale price ("MADSP") (as defined under Treasury Regulations) (which shall be prepared on a basis consistent with Section 9.8(a)) and the allocation of the MADSP among the assets as of the Closing Date. The Seller and the Purchasers agree that the Purchasers shall perform or cause to be performed an initial valuation of assets and allocation of purchase price of Continental for purposes of Section 338 of the Code. The Purchasers shall provide the Seller with drafts of such valuation of assets and allocation of MADSP within 60 days after the Closing Date and access (during normal working hours) for Seller and his representatives to the books and records supporting such valuation and allocation. The Seller shall have 15 days to provide the Purchasers with any objections to such drafts. If the Seller shall object to the computation or allocation by the Purchasers of such amounts, and the Purchasers and the Seller shall not reach agreement on the computation or allocation within 15 days after notification by the Seller of his objection, the Purchasers and the Seller shall submit the issue to arbitration by a nationally recognized accounting firm as shall be mutually acceptable to the Purchasers and the Seller for resolution of the disagreement within 30 days, it being agreed that the Purchasers and the Seller will jointly share the fees and expenses of such accounting firm. The valuations and allocations determined pursuant to this
Section 9.8 shall be used for purposes of all relevant Tax Returns, reports and filings.

                                    ARTICLE X

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     ss.10.1 Survival of Representations. The respective representations and warranties of Continental, the Seller and the Purchasers contained in this Agreement shall survive the Closing until April 30, 1997 except for the representations and warranties of Continental contained in Section 3.14 with respect to Taxes which shall survive for the applicable statute of limitations period and the representations and warranties of the Seller in Article IV which shall survive indefinitely.

     ss.10.2 Indemnification. (a) Prior to the Closing, Continental, and thereafter, the Seller hereby agrees to indemnify and hold the Purchasers and their officers, directors, affiliates (including, without limitation, Continental, AFSI, SFSI and CCSI) and agents, and any successors thereto, harmless from damages, losses, costs or expenses (including, without limitation, reasonable attorneys' fees and expenses) ("Damages") incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by Continental in this Agreement (without regard to any "materiality" or any "material adverse effect" exception contained therein) to be true and correct as of the Closing Date (other than a breach of Section 3.14 with respect to Income Taxes which shall be governed by
Section 9.6), or (ii) the breach of any covenant or agreement made or to be performed by the Seller or Continental pursuant to this Agreement; provided, however, that neither Continental nor the Seller shall be liable under clause
(i) of this Section (except for the representation contained in Section 3.27 which shall be indemnified against from the first dollar and except for the representations contained in Section 3.19 which shall be indemnified against from the first dollar in accordance with the next succeeding proviso) unless the aggregate amount of Damages exceeds $200,000 (counting for purposes of determining such amount the amount of Damages for which the Purchasers shall be liable under the sharing arrangement set forth in the next succeeding proviso) (the "Deductible") and then only to the extent of such excess; provided further that the Purchasers, on the one hand, and the Seller, on the other hand, shall share equally in the first $400,000 of Damages from the first dollar incurred or suffered as a result of or arising out of the failure of any representation or warranty contained in Section 3.19 to be true and correct as of the Closing Date, provided that the Purchasers shall not be liable for Damages under such sharing arrangement in excess of an amount equal to $200,000 less the amount of indemnifiable claims which have either been previously made or which could have been made but for the Deductible; provided further, that neither Continental nor the Seller shall be liable under clause
(i) of this Section for Damages in excess of $1,800,000; provided further, that neither Continental nor the Seller shall be liable under clause (i) of this Section for Damages in excess of $600,000 incurred or suffered as a result of or arising out of the failure of any representation or warranty made by Continental in this Agreement relating to AFSI (without regard to any "materiality" or "material adverse effect" exception contained therein) to be true and correct as of the Closing Date (other than a breach of Section 3.14 with respect to Income Taxes which shall be governed by Section 9.6); and provided further, that recourse by the Purchasers for any indemnification claims made under clause (i) of this

Section shall be limited to a set off of such claims against the Seller Note.

     (b) The Seller hereby agrees to indemnify and hold the Purchasers and their officers, directors, affiliates (including without limitation, the Companies) and agents, and any successors thereto, harmless from Damages incurred or suffered as a result of or arising out of the failure of any representation or warranty made by the Seller in this Agreement to be true and correct as of the Closing Date.

     (c) The Purchasers hereby agrees to indemnify and hold the Seller harmless from Damages incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by the Purchasers in this Agreement to be true and correct as of the Closing Date or (ii) the breach of any covenant or agreement made or to be performed by the Purchasers pursuant to this Agreement; provided, however, that the Purchasers shall not be liable under clause (i) of this Section (except for the representation contained in Section
5.6 which shall be indemnified against from the first dollar) unless the aggregate amount of Damages exceeds $200,000 and then only to the extent of such excess; and provided further that the Purchasers shall not be liable under clause (i) of this Section for Damages in excess of $1,800,000.

     (d) The amount of any Claim shall be reduced to the extent of any (i) insurance proceeds received by the Indemnified Party in respect of the indemnified matter to which such Claim relates and (ii) tax savings resulting from the indemnified matter to which such Claim relates which are actually realized by the Indemnified Party in the year which the indemnity payment relating to such Claim is made.

     (e) The foregoing indemnification provision and the indemnification for Income Taxes provided in Section 9.6 shall be the exclusive remedy for any breach of the covenants, obligations, representations or warranties set forth in this Agreement; provided, however, that the provisions of this Section 10.2(e) shall not prevent the Seller or the Purchasers from seeking the remedies of specific performance or injunctive relief in connection with a breach of a covenant or agreement of any party contained herein.

     ss.10.3 Indemnification Procedure. (a) Any party seeking indemnification (the "Indemnified Party") from any other party (the "Indemnifying Party") with respect to any claim, demand, action, proceeding or other matter pursuant to this Agreement (the "Claim") shall promptly notify the Indemnifying Party of the existence of the Claim, setting forth in reasonable detail the facts and circumstances pertaining thereto and the basis for the Indemnified Party's right to indemnification.

     (b) If any third party shall notify any Indemnified Party with respect to any matter which may give rise to a Claim for indemnification against the Indemnifying Party under this Agreement, then the Indemnified Party shall promptly notify each Indemnifying Party thereof; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced by such failure to give notice. In the event that any Indemnifying Party notifies the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party would be required to indemnify the Indemnified Party in full against any such Claim and is assuming the defense thereof:

          (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party;

          (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel (a) to the extent the Indemnified Party concludes reasonably based upon advice of counsel that a conflict of interest exists between the

Indemnified Party and Indemnifying Party or (b) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party, but the assertion of which would be adverse to the interest of the Indemnified Party);

          (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably); and

          (iv) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably).

     (c) If no Indemnifying Party notifies the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, then the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate, without prejudice to any of its rights hereunder.

     (d) The Indemnified Party shall be entitled to reimbursement of reasonable expenses included in Damages with respect to any Claim (including, without limitation, the cost of defense, preparation and investigation relating to such Claim) as such expenses are incurred by the Indemnified Party.

                                   ARTICLE XI

                                   TERMINATION

     ss.11.1 Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by the mutual written consent of the Purchasers, on the one hand, and the Seller, on the other hand;

     (b) by the Purchasers, if there has been a material violation or breach by Continental or the Seller of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Purchasers at the Closing and such violation or breach has not been waived by the Purchasers or, in the case of a covenant breach, cured by Continental or the Seller within the earlier of ten days after written notice thereof from the Purchasers or the Closing Date;

     (c) by the Seller, if there has been a material violation or breach by the Purchasers of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligation of Continental at the Closing and such violation or breach has not been waived by the Seller or, with respect to a covenant breach, cured by the Purchasers within the earlier of ten days after written notice thereof by Continental or the Closing Date; or

     (d) by either the Purchasers, on the one hand, or the Seller, on the other hand, if the transactions contemplated hereby have not been consummated by January 20, 1996; provided, however, that (i) neither the Purchasers nor the Seller shall be entitled to terminate this Agreement pursuant to this Section 11.1(d) if such Person's breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

     ss.11.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 11.1, all further obligations of the parties hereto under this Agreement (other than pursuant to Sections 12.2 and 12.5, which shall continue in full force and effect) shall terminate without further liability or obligation of either party to the other party hereunder; provided, however, that no party shall be released from liability hereunder if this

Agreement is terminated and the transactions abandoned by reason of (i) willful failure of such party to have performed its obligations hereunder or (ii) any knowing misrepresentation made by such party of any matter set forth herein.

                                   ARTICLE XII

                                  MISCELLANEOUS

     ss.12.1 Knowledge of the Companies. Where any representation or warranty made by Continental contained in this Agreement is expressly qualified by reference to the knowledge of the Companies, such knowledge shall be deemed to exist if the matter is within the knowledge of the Seller and/or the executive officers of the Companies; provided that for purposes of the representation contained in Section 3.12, such knowledge shall be after reasonable inquiry with respect to the matters contained therein.

     ss.12.2 Expenses. The parties hereto shall pay their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers, it being understood that all expenses of the Companies incurred in connection with the transactions contemplated by this Agreement and the Merger Agreements shall be paid by the Seller prior to the Closing Date.

     ss.12.3 Governing Law. THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, AND ALL MATTERS RELATING HERETO, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED SOLELY WITHIN SUCH STATE.

     ss.12.4 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     ss.12.5 Publicity. Except as otherwise required by law, none of the parties hereto shall issue, prior to the Closing, any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the Merger Agreements or the matters contained herein or therein, without obtaining the prior approval of the Seller, on the one hand, and the Purchasers, on the other hand, to the contents and the manner of presentation and publication thereof. Except as otherwise required by law, after the Closing the Seller shall not issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the Merger Agreements or the matters contained herein or therein, without obtaining the prior approval of the Purchasers.

     ss.12.6 Notices. Any notice or other communication required or permitted under this Agreement shall be suffi-ciently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows: if to the Purchasers, to Outsourcing Solutions Incorporated, c/o McCown De Leeuw & Co.,, 101 East 52nd Street, 31st Floor, New York, New York, 10022 (Facsimile Number (212) 355-6283)
Attention: David B. Kreiss, with a copy to, McCown De Leeuw & Co., 101 East 52nd Street, 31st Floor, New York, New York 10022 (Facsimile Number (212) 355-6283),
Attention: David E. King, with a copy to its counsel, White & Case, 1155 Avenue of the Americas, New York, New York 10036 (Facsimile Number (212) 354-8113),
Attention: Frank L. Schiff, Esq.; and if to the Seller, to Peter C. Rosvall, 13661 62nd Avenue, N.E., Kirkland, WA 98034, with a copy to his counsel, Perkins Coie, 1201 Third Ave., 40th Floor, Seattle, WA 98101 (Facsimile Number (206) 583-8500), Attention: Stewart M. Landefeld, Esq., or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by facsimile or mailed.

     ss.12.7 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

     ss.12.8 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     ss.12.9 Entire Agreement. This Agreement, including the other documents referred to herein and therein which form a part hereof and thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     ss.12.10 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the Purchasers, Continental and the Seller.

     ss.12.11 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     ss.12.12 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

     ss.12.13 Arbitration. (a) Except as expressly provided herein, all disputes arising from or related to this Agreement shall be finally settled by arbitration according to the provisions of this Section 12.13 and the applicable rules of the American Arbitration Association by a single arbitrator selected in accordance with Section 12.13(b).

     (b) An arbitration shall be conducted before a single arbitrator jointly appointed by the Purchasers, on the one hand, and the Seller, on the other hand (the "Arbitrator"). The Arbitrator shall be a former federal judge. In the event that the Purchasers and the Seller fail to mutually agree upon an Arbitrator, then, upon the joint request of the Purchasers and the Seller, the President of the California Bar Association shall appoint the Arbitrator within 30 days of such request. In the event that the President of the California Bar Association shall fail to appoint the Arbitrator within 30 days of the request, the American Arbitration Association shall appoint the Arbitrator. The parties hereby agree to and acquiesce in any appointment of an Arbitrator that may be made by the applicable appointing authority.

     (c) The place of arbitration shall be Los Angeles, California, unless otherwise agreed by the parties or unless the Arbitrator designates some other location.

     (d) The findings of the Arbitrator shall be final and binding. All costs of arbitration including, without limitation, legal fees and witness expenses shall be awarded to the prevailing party. Judgment on the award may be entered in any court with jurisdiction thereof.

     (e) The Arbitrator shall: (1) have sole authority to decide procedural matters; (2) limit discovery requested by the parties to a reasonable minimum;
(3) limit the number of witnesses and the length of their testimony to a reasonable number/time; (4) require simultaneous submission of briefs; (5) limit the number of briefs to one initial brief and one rejoinder brief unless the parties agree otherwise; and (6) permit each party within five days of the conclusion of the hearing to submit a proposed award and/or brief final comments. The Arbitrator shall issue a written award stating the reasons upon which the award is based within thirty days of the conclusion of the hearing and shall sign the award.

     (f) The parties agree that the United States District Court for the Central District of California shall have jurisdiction over an action brought to compel arbitration under this Agreement and enforce any award and each of the parties hereto irrevocably submits to the jurisdiction of such courts.

     IN WITNESS WHEREOF, Continental and each of the Purchasers have caused their corporate names to be hereunto subscribed by their respective officers thereunto duly authorized and the Seller has signed this Agreement, all as of the day and year first above written.

                                       OSI HOLDINGS CORP.



                                       By: /s/ David E. King
                                           -------------------------------------
                                           Name:  David E. King
                                           Title: Secretary


                                       OUTSOURCING SOLUTIONS INCORPORATED



                                       By: /s/ David E. King
                                           -------------------------------------
                                           Name:  David E. King
                                           Title: Vice President


                                       THE CONTINENTAL ALLIANCE, INC.



                                       By: /s/ Peter C. Rosvall
                                           -------------------------------------
                                           Name:  Peter C. Rosvall
                                           Title: President



                                           /s/  Peter C. Rosvall
                                           -------------------------------------
                                           PETER C. ROSVALL